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                                                                Exhibit (10)(k)

                              MODIFICATION NUMBER 1

                                       TO

                             DISTRIBUTION AGREEMENT

                            DATE: SEPTEMBER 27, 2000


         WHEREAS, an agreement having been made and entered into on September 1, 1998 between ELASTIC NETWORKS, INC. ("Elastic"), and Northern Telecom Inc. (which has subsequently changed its corporate name and now does business as NORTEL NETWORKS INC.), on behalf of itself, its parent, Nortel Networks Limited and any Affiliates (collectively, "Nortel") and providing among other things for Nortel to be a distributor to resell and maintain Elastic's products ("Agreement"), and

         WHEREAS, it is now desired by both parties that the Agreement be modified to further permit and establish a new co-marketing arrangement whereby Nortel will qualify, refer and bill customers for Elastic Hardware and Software (together, "Products" for the purposes of this Modification 1) and that Nortel be compensated in the event of sales to such customers,

         NOW, THEREFORE, it is mutually agreed as follows:

1. "END-USER" as used herein shall mean the person or entity who purchases Products from Elastic or Elastic's other authorized resellers through the co-marketing effort that is addressed by this Modification 1 to the Agreement.

2. QUALIFICATION. In return for fees as described below, Nortel shall qualify and refer to Elastic, according to mutually agreed upon criteria, viable candidates for the purchase of Products. Nortel shall qualify such candidates to Elastic by completing and delivering to Elastic a Customer Qualification Form as set forth in Exhibit A. Elastic reserves the right to disqualify or reject any referral made by Nortel. However, such disqualification shall be based on: 1.) a previous, documented relationship between the proposed End-User and Elastic which customers are set forth in Exhibit B; or 2.) Elastic's determination in its sole discretion that the potential End-User is not a viable candidate for financial, technical, business, or other reasonable factors. Elastic shall promptly review and advise Nortel of any disqualified End-Users upon receipt by Elastic of a Customer Referral Form. Nortel shall not be liable for default by an End User.

3. REFERRAL. A valid Referral requires a completed and accepted Qualification Form as set forth in Exhibit A and an End-User Purchase Order.

4.  FEES.
(a.) Upon receipt of an order from an End-User based upon an Elastic quote, Nortel shall submit purchase orders to Elastic that withhold a one-time fee of seven and one-half percent (7.5%) from


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the final quoted contract price of Products ("Fee") for that particular
Referral. Elastic may submit an invoice to Nortel upon shipment of the Products. Nortel shall submit payment to Elastic 10 days after receipt of End-User payment. In the event an End User defaults on a contract resulting in non-payment to Nortel wherein Nortel's accounts payable system has already submitted payment to Elastic for such End User's contract, Elastic shall refund such monies to Nortel within 10 days following written notice by Nortel of such End User's default in payment. Elastic is not obligated to pay Nortel a Fee or other compensation for any purchases by End-Users which do not result directly from a Referral, however, Elastic shall be obligated to pay Nortel the Fee in the event a Referral chooses to order directly from Elastic.

(b.). In the event the End-User contract specifies separately priced phases or increments, a separate Fee shall be earned upon shipment in accordance with such phases or increments. Invoices from Elastic and payment by Nortel to Elastic shall also be separate in accordance with the phases identified in the End User contract.

(c.) In the event that any Product is returned by an End-User resulting in a decision to refund any portion of the contract price to the End User; then Elastic shall reimburse Nortel for any associated payments made within 10 days after verification of returned equipment, and any associated Fee previously earned by and paid to Nortel shall be deducted from future commissions earned or to be earned by Nortel.

5. QUARTERLY REPORTS. By the 15th business day after the close of the preceding calendar quarter, Elastic shall provide to Nortel a listing of all active End User accounts associated with Nortel Referrals (See Exhibit C). This listing shall include: 1.) List of all forecasted referral orders (completed and accepted Customer Referral Form) with status and expected timing of associated Purchase Order, 2.) the status of contracted End-User accounts for which the total Fee has not yet been paid, including shipments made by Elastic to contracted End Users during the previous quarter. For accounts where the End-User contract specifies separately priced phases or increments, Elastic shall report shipments in accordance with such phases or increments. Said listing shall include as appropriate, End-User name, Product description, contract price, shipment date, and Fees due.

6. NORTEL SALES FORCE COMPENSATION AND QUOTA FULFILLMENT. In accordance with
Section 4.8 of the Agreement, Nortel agrees that its standard sales force compensation and quota fulfillment rules will apply to Products sold under the co-marketing arrangement established in this Modification 1, so that Nortel's sales force will receive compensation and quota fulfillment credit for sales of Products hereunder which is substantially the same as that received by the Nortel sales force for sales of Nortel Networks products.

7. RECORDS AND AUDIT. Elastic and Nortel shall maintain complete and accurate records of all amounts due and of payments made to Nortel and Elastic hereunder in accordance with generally accepted accounting practices. Elastic and Nortel shall retain all such records for a period of three (3) years from the date of the final payment for any individual Referral covered by this Agreement. Elastic and Nortel agree to provide reasonable supporting documentation concerning any disputed amounts within thirty (30) days after written notification of the dispute. Both Nortel and Elastic shall have the right, through independent third party representatives (provided such representatives are bound by confidentiality provisions at least as restrictive as those in Section 16. of the


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Agreement), and at their own expense, to make an examination and audit during normal business hours, of all such records and accounts as may, under recognized accounting practices, contain information bearing upon the amount of Fee payable to Nortel or Elastic hereunder. Prompt adjustment shall be made by the proper party to compensate for any errors or omissions disclosed by such examination or audit and verified by the other party. Neither such right to examine and audit, nor the right to receive such adjustment, shall be affected by any statement to the contrary, appearing on checks or otherwise, unless such statement appears in a letter, executed by the party having such right and addressed and delivered to the other party, expressly waiving such right.

8. FORECAST. Nortel shall provide non-binding Forecast information for anticipated Referrals in accordance with Section 8. of the Agreement.

9.  NORTEL INDEMNIFICATION AND WARRANTY DISCLAIMER.

(a.) Nortel agrees to indemnify, defend, and hold harmless Elastic from and against any claims, liabilities, losses, damages, causes of action, or injuries, together with all costs and expenses, including reasonable attorney's fees arising out of or resulting from any statements, claims, representations or warranties made by Nortel relating to the Products other than as authorized by Elastic in writing or made in Elastic's own writings.

(b.) NORTEL DOES NOT AND SHALL NOT OFFER ANY WARRANTY OF ANY KIND FOR THE PRODUCTS WHICH ELASTIC PROVIDES TO AN END-USER, ELASTIC AUTHORIZED RESELLER OR OTHER PERSON OR ENTITY AS A RESULT OF A REFERRAL MADE TO ELASTIC IN ACCORDANCE WITH THIS MODIFICATION 1 TO THE AGREEMENT. ANY WARRANTY OBLIGATION SET FORTH IN AN END-USER'S AGREEMENT WITH ELASTIC OR ELASTIC'S AUTHORIZED RESELLER WITH REGARD TO SUCH REFERRAL PRODUCTS SHALL BE UNDERTAKEN SOLELY BY ELASTIC OR ELASTIC'S AUTHORIZED RESELLER. EXCEPT AS SPECIFICALLY SET FORTH IN THE AGREEMENT OR THIS MODIFICATION NUMBER 1 THERETO, NORTEL SHALL IN NO EVENT BE LIABLE TO ELASTIC'S END-USER, OR TO ANY PERSON OR ENTITY USING SUCH PRODUCTS, IN WHOLE OR IN PART, OR TO ANY PERSON OR ENTITY TO WHOM ELASTIC FURNISHES SUCH REFERRAL PRODUCTS, FOR LOSS OF REVENUES, LOSS OF PROFITS, LOSS OF TIME, INCONVENIENCE, LOSS OF USE OR FOR ANY OTHER INCIDENTAL, SPECIAL, DIRECT, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE ARISING OUT OF SUCH REFERRAL, OR THE USE OR PERFORMANCE OF THE SUCH REFERRAL PRODUCT, IN WHOLE OR IN PART, WHETHER IN AN ACTION FOR OR ARISING OUT OF ALLEGED BREACH OF WARRANTY, ALLEGED BREACH OF CONTRACT, DELAY, NEGLIGENCE, STRICT TORT LIABILITY OR OTHERWISE BY ELASTIC. THIS CLAUSE SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY.


10. APPLICABILITY OF AGREEMENT TO CO-MARKETING ARRANGEMENT. Under the co-marketing arrangement established by this Modification Number 1, Nortel does not take title to Products. Therefore, for Products sold as a result of Referrals, Nortel does not have the support, licensing, warranty, or similar obligations associated with the purchase and resale of Products as set forth in the original Agreement and such provisions shall not apply to this co-marketing arrangement, including the following sections of the Agreement:


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5.  RECORDKEEPING AND REPORTING
6.  ORDERING. (EXCEPT THAT SECTION 6.2 SHALL APPLY TO THIS MODIFICATION
    NUMBER 1.)
7.  PRICES AND PAYMENTS.
9. DELIVERY, TITLE AND ACCEPTANCE. (Except that standard delivery intervals for forecasted quantities shall be four (4) weeks per Section
    9.2 of the Agreement, and Elastic's obligations to meet delivery dates as noted in Section 9.3 and Section 9.4 shall also be applicable to Referrals.)
10. WARRANTY.
11. REPAIR AND REPLACEMENT PROCEDURES AND REPAIR SERVICES.
12. PRODUCT SUPPORT AND LIFECYCLES.
13. EMERGENCY REPLACEMENT PRODUCTS (SHIPMENT TO NORTEL IS THE ONLY PORTION
    OF THIS SECTION THAT IS NON-APPLICABLE. ELASTIC'S OBLIGATION TO SUPPORT
    END USERS IN ACCORDANCE WITH NOTED RESPONSE TIMES REMAINS).
17. LIABILITY. (Except that Section 17.2 shall apply to this Modification
    Number 1.)
21. SOFTWARE LICENSE AGREEMENT.
23. END USER AND/OR DISTRIBUTOR REQUIREMENTS.
24. GOVERNMENT SALES.

Elastic will be responsible for the products' configuration, pricing, proposals, documentation, quality, delivery, licensing, installation, acceptance, proper operation, warranty, returns (including shipping), repairs, technical support, and contractual penalties where agreed to in advance. Nortel may do some overall integration design and support directly for the End User and may do installation work if contracted to either by the End User or Elastic. Risk of loss shall pass to End-User when Elastic surrenders possession to the common carrier. No Elastic inventory will be owned by Nortel. Elastic will retain title to the Products until title passes to the End-User.


11. NON-EXCLUSIVE AGREEMENT. Consistent with Section 4.3 of the Agreement, it is expressly understood and agreed that this Modification Number 1 to the Agreement does not grant either party an exclusive privilege to co-market with the other party any or all of the Products. Both parties expressly recognize that each party is both a seller and reseller of products and services and that nothing agreed to herein is intended to limit, prohibit or restrict either party's merchandising activities in any way except as specified herein.

12. TERMINATION FOR CONVENIENCE. In addition to Default Termination as set forth in Section 18. of the Agreement, either party may at any time, for its own convenience and without cause, terminate this Modification Number 1 to the Agreement and the co-marketing arrangement thereby established by giving the other party at least thirty (30) days prior written notice and without any charge, obligation or liability whatsoever except as set out herein. In the event Modification Number 1 to the Agreement is separately terminated in accordance with this Section 12., the terms and conditions of the Agreement shall remain in full force and effect, and Elastic shall be liable to Nortel for any and all Fees, as defined in Sections 3. and 4. above, resulting from Referrals prior to such


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termination; provided that End-User contracts with Elastic are executed within six (6) months of such termination.

Except as modified herein, the terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be effective the day and year first above written.

ELASTIC NETWORKS, INC.                 NORTEL NETWORKS INC.

By:                                    By:
    -------------------------------        ----------------------------
Name: /s/ Kevin Elop                   Name:
      -----------------------------          --------------------------
Title: Chief Financial Officer         Title:
       ----------------------------           -------------------------
Date:                                  Date:
      -----------------------------          ---------------------------


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